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                                                                   EXHIBIT 10.67

                                 PROMISSORY NOTE

U.S. $375,000.00                                         Fort Edward, New York
                                                        Dated September 20, 1995

         FOR VALUE RECEIVED, DECORA INCORPORATED, (the "Borrower") promises to pay to the order of the WASHINGTON COUNTY LOCAL DEVELOPMENT CORPORATION, a not-for-profit corporation under the laws of the State of New York (the "LDC") having an office at Upper Broadway, Fort Edward, New York 12828, the principal sum of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000.00) with interest thereon and payable as follows:

         One payment of interest only on the 1st day of October, 1995, of all interest which has accrued on the outstanding principal balance from the date hereof, at a rate of five (5%) percent per annum and thereafter beginning on the 1st day of September 1995, a payment of principal and interest in the amount of Seven Thousand Eighty-Nine Dollars and Nineteen Cents (S7,089.19) and an identical payment on the first day of every month thereafter with each payment being applied first to any expenses incurred pursuant to the Loan Documents which are to be paid by Borrower, then to late fees, if any, then to interest accrued to the date of receipt of said payment and the balance, if any, applied to principal. On the 1st day of September, 2000, the entire principal balance and any unpaid accrued interest will be due and owing.

         Interest will continue to accrue at a rate of five percent (5(degree)/O) on the outstanding principal balance until the entire principal balance is paid in full or until the Default Interest Rate becomes due and payable. There will be no prepayment penalty.

         If the Borrower fails to make any payment within fifteen (15) days of the due date thereof, Borrower promises to pay the LDC a late charge equal to six percent (6%) of such late payment. The Borrower waives any notice or demand for payment and further agrees that if there should be an Event of Default, the interest rate, without notice, shall increase to sixteen percent (16%) per annum and remain at this Default Interest Rate until all principal is paid.

         All payments received from any source whatsoever will be applied first to any costs and expenses incurred by the LDC and permitted to be recovered by the LDC pursuant to the terms of this note or any Loan Document, then to late charges, then to accrued unpaid interest and the balance if any to principal.

         1. LIABILITY OF BORROWER: Borrower is unconditionally and without regard to the liability of any other person, liable for the payment and performance of this Note and such liability shall not be affected by an extension of time, renewal waiver or modification of this Note or the release, substitution or addition of collateral for this Note. The Borrower signing this Note consents to any and all extensions of time, renewals, waivers or modifications as well as to




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release, substitution or addition of guarantors or collateral security, without notice to the Borrower and without affecting the Borrower's liabilities hereunder. The LDC is entitled to the benefits of any agreements, guarantees, security agreements, assignments or other documents which are directly related and which provide security for the debt evidenced by this Note and all which are collectively referred to as "Loan Documents" as they now exist, may exist in the future, have existed and as they may be amended, modified, renewed or substituted.

                  The Borrower acknowledges that this Note is secured by a certain Security Agreement made by Borrower to the LDC.

         2. EVENTS OF DEFAULT: Each of the following shall be an "Event of Default" hereunder: (a) the nonpayment when due of any amount payable under this Note or under any other obligation of the Borrower to the LDC now or hereafter existing within fifteen (15) days of the date such payment is due and payable;
(b) if any information or signature furnished to the LDC at any time in connection with the loan evidenced by this Note or any other Loan Documents, or in connection with any Guarantee or surety agreement applicable hereto is materially false or incorrect; or 0 Borrower fails to cure any of the following within thirty (30) days of notice and demand from the LDC: (I) the failure of the Borrower to observe or perform any present or future agreement of any nature whatsoever with the LDC, including, but not limited to, those contained in this Note or in any of the Loan Documents; (ii) if the Borrower makes an assignment for the benefit of creditors, or if any petition is filed by or against any Borrower under any provision of any state or federal law or statute alleging that such Borrower is insolvent or unable to pay debts as they mature or under any provision of the Federal Bankruptcy Code; (iii) the entry of any judgment against the Borrower or any of Borrower's property for an amount in excess of $50,000.00 which remains unsatisfied; (iv) the issuing of any attachment, levy or garnishment against any property of any Borrower; (v) the occurrence of any substantial change in the financial condition of any Borrower which, in the sole, reasonable good faith judgment of the LDC is materially adverse; (vi) the sale of all or substantially all of the assets, or the dissolution or liquidation and (vii) if any information or signature furnished to the LDC at any time in connection with the loan evidenced by this Note or any other Loan Documents, or in connection with any guaranty or surety agreement applicable hereto is materially false or incorrect.

         3. LDC'S RIGHTS UPON DEFAULT: Upon the occurrence of any Event of Default, the LDC may do any or all of the following concurrently or separately;
(a) accelerate the maturity of this Note and demand immediate payment of all outstanding principal and accrued interest due under this Note; (b) exercise the LDC's right of set-off against the account(s) of each Borrower and the exercise all of the rights, privileges and remedies of a secured party under the New York Uniform Commercial Code and all of LDC's rights and remedies under any of the Loan Documents. Interest will continue to accrue on the unpaid principal and any arrearages and



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other charges, which include but are not limited to, attorney's fees, as described in this Note until the principal balance, any arrearages and other charges are paid in full.

         4. MISCELLANEOUS: (a) Borrower hereby waives protest, notice of protest, presentment, dishonor and demand. (b) Borrower agrees to reimburse LDC for alt costs, including court costs and reasonable attorney's fees incurred by LDC in connection with the collection and enforcement hereof. The rights and privileges of LDC under this Note shall inure to the benefit of its successors and assigns. All obligations of Borrower in connection with this Note shall bind Borrower's representatives, successors and assigns. (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (e) The waiver of any Event of Default or the failure of LDC to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or LDC's right to exercise that or any other right or remedy to which LDC is entitled. (f) This Note has been delivered to and accepted by LDC in and shall be governed by the laws of the State of New York. The parties agree to the jurisdiction of the federal and state courts located in New York in connection with any matter arising hereunder including the collection and enforcement hereof.

         5. NO MODIFICATION: This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

                                         DECORA INCORPORATED


                                         By: _________________________________
                                             Timothy Burditt, Vice President

Address:          1 Mill Street
                  Fort Edward, New York



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